EXHIBIT 32.1

Certification

The undersigned hereby certifies, in his capacity as an officer of Clarient, Inc. (the “Company”), for purposes of Rule 13a-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that, to his knowledge:

•                  the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: November 13, 2009

/s/ RONALD A. ANDREWS
Ronald A. Andrews
Vice Chairman and Chief Executive Officer

This certification accompanies this Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.